                                                                   EXHIBIT 10.10

NOTE: CERTAIN PORTIONS OF THE EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                               LICENSE AGREEMENT

     THIS AGREEMENT is made upon the 27th day of December, 1996 and shall be effective as of January 1, 1997, by and between IOMED, INC., a Utah corporation ("Iomed"), and FILLAUER, INC., a Delaware corporation (the "Licensee"). Iomed and the Licensee are referred to herein individually as a "Party," and collectively as the "Parties".
                                   RECITALS:
     A. On the effective date of that certain Asset Acquisition Agreement between the Parties, of even date herewith (the "Purchase Agreement"), the Licensee has purchased from Iomed certain assets of Iomed's Motion Control Division ("Motion Control").
     B. Iomed is the exclusive licensee or the owner of certain patented and unpatented technology, trade secrets, trademarks and trade names which are utilized by Motion Control in connection with its business of the manufacture and sale of certain prosthetic devices (the "Business").
     C. The Purchase Agreement contemplates that Iomed will grant to the Licensee an exclusive license to such technology, trademarks and trade names, in order to permit the Licensee to continue to operate the Business.
     D. The Parties desire to enter into this Agreement in order to fulfill the requirements of the Purchase Agreement.
                                   AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing Recitals and the covenants and agreements set forth herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

160812.1

     1. LICENSES.
     (a) On the effective date of this Agreement, Iomed herewith grants to the Licensee an exclusive world-wide, royalty bearing sublicense in and to the rights of Iomed to utilize the United States Letters Patent identified on Exhibit "A" hereto (which is incorporated herein by reference), for the use, manufacture and sale of those prosthetic devices described on Exhibit "B" hereto (which is incorporated herein by reference), as granted to Iomed by that certain License Agreement, dated October 1, 1992 (the "University License"), between Iomed and the University of Utah Research Foundation. The United States Letters Patent described on Exhibit "A" hereto are referred to herein as the "University Patents," the products described on Exhibit "B" hereto, together with any improvements or additions thereto developed by the Licensee or its "Sublicensees" (as hereinafter defined) after the effective date of this Agreement, are referred to herein as the "University Products," and the sublicense granted by this paragraph 1(a) is referred to herein as the "Sublicense." The Sublicense shall be exclusive even as to Iomed; provided, however, that the Licensee acknowledges that the University License reserves to the University of Utah Research Foundation the right to utilize the University Patents for educational and research purposes at the University of Utah. In no event shall any use of the University Patents by the University of Utah Research Foundation be deemed or construed to constitute a breach of this Agreement by Iomed.
     (b) On the effective date of this Agreement, Iomed grants to the Licensee an exclusive, world-wide, fee-bearing license (the "License") in and to all patented and unpatented technology, trademarks, tradenames, know-how and trade secrets owned or licensed by Iomed and which have been employed by Motion Control in its conduct of the

                                       2
160812.1

Business, for the purpose of enabling the Licensee to develop, manufacture, market and sell those products described on Exhibit "C" hereto (which is incorporated herein by reference), together with any improvements or additions thereto developed by the Licensee or its Sublicensees after the date of this Agreement (collectively the "Iomed Products"). Such Iomed technology (the "Iomed Technology") is more particularly described on Exhibit "D" hereto, which is incorporated herein by reference. The License shall be exclusive even as to Iomed.
     (c) Pursuant to the Sublicense and the License, the Licensee shall have the right to grant further sublicenses in and to the University Patents and the Iomed Technology to persons or entities owned by, or under common control with, the Licensee (collectively "Sublicensees"). Otherwise, the Licensee may not sublicense, sell, assign or transfer the Sublicense or the License without the prior written consent of Iomed. No Sublicensee shall have the right to further sublicense its rights under either the University Patents or the Iomed Technology.
     2. ROYALTY AND LICENSE FEE.
     (a) In consideration of the grant of the Sublicense, the Licensee shall pay to Iomed an earned royalty of one and one-half percent (1.5%) (the "Royalty") of all "Net Sales Proceeds (as hereinafter defined) received by the Licensee or its Sublicensees from all sales of the University Products which are made between the effective date of this Agreement and September 30, 2007 (the "Royalty Period"). Following the Royalty Period, no royalties, fees or other payments shall be due Iomed as the result of or in connection with the sale by the Licensee or any of its Sublicensees, of the University Products or any

                                       3
160812.1
other products which incorporate or utilize any of the technology which is the subject of the University Patents or which is otherwise covered by the Sublicense.
     (b) As consideration for the License, the Licensee shall pay to Iomed, in lieu of any royalty or other payment, a license fee (the "License Fee") ***** ************************************************************* received by the
Licensor, or its Sublicensees, from all sales of Iomed Products which are made between the effective date of this Agreement and January 1, 2004 (the "Fee Period"). Following the Fee Period, no license fee or other payment (other than the Royalty specified in paragraph 2(a) hereof to the extent applicable) shall be due or payable to Iomed by the Licensee or any of its Sublicensees as a result of or in connection with the manufacture or sale of the Iomed Products or any other product which incorporates any of the Iomed Technology.
     (c) As used in this Agreement, the term "Net Sales Proceeds" shall mean
***********************************************************************
****************************************************************************
***********************************************************************
****************************************************************************
************************************************************************
*********************************************************************
********************************************************
     (d) In the event that a University Product or an Iomed Product is sold by the Licensee or by one of its Sublicensees to a person, firm or entity which is owned or controlled by or is under common control with the Licensee or such Sublicensee, then the Royalty or the License Fee, as appropriate, which shall be due and payable to Iomed as the result of such sale shall be calculated on

                                       4
160812.1

***************************************************************************
****************************, or (ii) **************************************
*************************************************************************
***************************************************************.
     3. PAYMENT OF ROYALTY AND LICENSE FEE.
     (a) The Royalty and the License Fee shall be paid to Iomed by the Licensee *********. Payment of the Royalty and License Fee shall be made within ******* of the final day of each **************** during the Royalty Period or the License Fee Period, as appropriate. Each such payment shall be accompanied by a report, certified by the Chief Financial Officer of the Licensee setting forth the total number of each of the University Products and the Iomed Products sold by the Licensee or its Sublicensees during the **************** in question, together with a statement as to the manner in which the Net Sales Proceeds from such sales was calculated.
     (b) All Royalty and License Fee payments shall be made in United States Dollars. Any currency exchange adjustments required by reason of the sale of the University Products or the Iomed Products outside the United States shall be made as of the last business day of the **************** during which the Royalty or License Fee was earned, and shall be based upon the exchange rate for the currency in question quoted by The Wall Street Journal on the last business day of such calendar quarter.
     (c) Notwithstanding any provision of this Agreement to the contrary, in the event that, on any of the first five anniversary dates of the effective date of this Agreement, Iomed shall not have received, during the immediately proceeding twelve-month period, License Fees in the amount of at least **** ********, the Licensee shall pay to Iomed,

                                       5
160812.1
within 30 days of such anniversary date, the difference between ************* and the amount of the License Fees actually received by Iomed during such twelve-month period.
     4. RECORDS AND AUDIT RIGHTS.
     (a) The Licensee shall keep and maintain, and shall cause and require each of its Sublicensees to keep and maintain, accurate books and records concerning the manufacture and sale of the University Products and the Iomed Products, including purchase orders, shipping invoices, records of returned goods, and records detailing the costs incurred by the Licensee or its Sublicensees in making such sales and all payments received by the Licensee and the Sublicensees as a result of such sales. Such books and records shall be sufficiently detailed to enable to Licensee to calculate, in accordance with generally accepted accounting principles, the Net Sales Proceeds received by the Licensee and the Sublicensees from their sale of the University Products and the Iomed Products, and to determine the amount of the required Royalty and License Fee payments. Iomed shall have access to and the right, upon reasonable notice, to inspect and audit such books and records in order to verify the correctness of the Royalty and License Fees paid by the Licensee. Any such audit shall be conducted by an accounting firm selected by Iomed.
     (b) If Iomed causes the books and records of the Licensee or of any of the Sublicensees to be audited, and such audit establishes that the Licensee did not pay to Iomed the full amount of the Royalty or License Fee actually due for the period covered by such audit, the Licensee shall immediately pay to Iomed all additional amounts due, plus interest thereon at the rate of ******* **********************************************************. If such audit establishes that the Licensee has underpaid the Royalty or License

                                       6
160812.1

Fee by ***************** or more during the period covered by the audit, the Licensee shall reimburse Iomed, upon demand, for all costs and expenses of such audit.
     5. PRODUCT LIABILITY INDEMNIFICATION. Iomed does not make or give, and hereby specifically disclaims, any warranty, express or implied, concerning the University Products or the Iomed Products, including but not limited to the warranties of merchantability or fitness for a particular purpose. As to all University Products and Iomed Products that are sold or distributed on or after the effective date of this Agreement, the Licensee hereby agrees to indemnify and hold Iomed harmless from and against, and hereby assumes liability for the payment of, any loss, liability or damage and for all costs and expenses, (including reasonable costs of investigation and reasonable attorneys, accountants and expert witness fees) of whatever kind and type that may be imposed upon, suffered or incurred by or asserted against Iomed as a consequence of or in connection with any liability from or relating to the use of the University Products or the Iomed Products by customers of the Licensee or its Sublicensees, or by the ultimate end-users of such University Products and Iomed Products.
     6. PATENT AND TRADEMARK MATTERS.
     (a) The Licensee shall diligently prosecute and maintain all of the patents, trademarks and tradenames specified on Exhibits "A" and "D" hereto (collectively, the "Patents and Marks") using counsel of its choice and at its sole cost and expense. If, for any reason, the Licensee elects to abandon the prosecution, maintenance or reinstatement of any of the Patents and Marks, it will promptly notify Iomed of such election and, in any event, shall provide such notice in sufficient time to allow Iomed to comply with its obligations under Article 9 of the University License.

                                       7
160812.1

     (b) If either Party learns that any claim or suit (an "Action") has been made or brought for patent, trademark or other infringement as the result of the manufacture or sale of the University Products or the Iomed Products, such Party shall promptly notify the other Party of such action. The Licensee shall have the first right, but not the obligation, to defend and to control the defense of such Action, at its expense. Iomed will assist the Licensee, without cost to the Licensee, in the defense of such Action by providing information and fact witnesses to the extent reasonably available. Iomed shall have the right to be represented in such Action by its own legal counsel, at its own expense, provided that such legal counsel will act only in an advisory capacity. If Licensee elects not to defend such claim, it shall so notify Iomed, in writing, and Iomed shall, thereafter, have the right and option, but not the obligation, to defend and control the defense of such Action or the settlement thereof.
     (c) If either Party learns of any infringement of the Patents and Marks by a third party, or of another improper or illegal use of the technology covered by the Sublicense or the License, such Party shall promptly notify the other of the alleged infringement, in writing. The Licensee shall have the first right to settle with or institute legal action against the alleged infringer. Any monies or other benefits which are recovered through such settlement or legal action shall be retained by the Licensee. If the Licensee does not initiate settlement or legal action within 60 days after its receipt of notice of the alleged infringement, then Iomed shall have the right to settle with or institute legal action against the alleged infringer and to retain all monies or other benefits which are recovered through such action.

                                       8
160812.1

     7. REPRESENTATIONS AND WARRANTIES OF IOMED. Iomed represents and warrants to the Licensee as follows:
     (a) Iomed is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has the full legal right and corporate power and authority to enter into this Agreement and to perform all of its obligations under this Agreement.
     (b) Iomed has taken all corporate action which is necessary, required or appropriate to authorize and enable it to enter into and perform this Agreement.
     (c) This Agreement, when executed and delivered by both of the Parties, will constitute a valid and binding legal obligation of Iomed.
     (d) The University License is in full force and effect upon the effective date of this Agreement and, to the knowledge of Iomed, neither the grant of the Sublicense nor the utilization of the Sublicense by the Licensee in the manner contemplated herein will result in any breach or violation of the University License.
     (e) No person or entity has made any claims or threatened that Iomed's use and application of the University Patents or the Iomed Technology in connection with the Business is in violation or infringement of any patent, patent license, trade name, trademark, servicemark, know-how, formula or other proprietary or trade rights of such third party.
     (f) To the best knowledge of Iomed, neither the University Patents nor the Iomed Technology infringe any patent rights, copyrights, trade secret rights or other proprietary rights of any third party.

                                       9
160812.1

     8. REPRESENTATIONS AND WARRANTIES OF THE LICENSEE. The Licensee represents and warrants to Iomed as follows:
     (a) The Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full legal right and corporate power and authority to enter into this Agreement and to perform all of its obligations under this Agreement.
     (b) The Licensee has taken all corporate action which is necessary, required or appropriate to authorize or enable it to enter into and perform this Agreement.
     (c) This Agreement, when executed and delivered by both of the Parties, will constitute a valid and binding legal obligation of the Licensee.
     (d) Prior to its execution and delivery of this Agreement, the Licensee received from Iomed, and has had the opportunity to review, a copy of the University License.
     9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Iomed, as set forth in paragraph 7 hereof, and the representations and warranties of the Licensee, as set forth in paragraph 8 hereof, are true, correct and accurate as of the effective date of this Agreement, and shall survive the execution of this Agreement for a period of one year.
     10. ADDITIONAL COVENANTS OF IOMED.
     (a) During the entirety of the Royalty Period, Iomed will carry out all of its obligations under the University License in a timely fashion and shall otherwise take such commercially reasonable actions as may be necessary to maintain the University License in full force and effect.

                                       10
160812.1

     (b) Iomed shall hold the Licensee and its Sublicensees harmless from and against any and all claims of or liabilities to the University of Utah Research Foundation for amounts due under the University License as a result of or in connection with the manufacture and sale of the University Products by the Licensee in accordance with the terms of this Agreement.
     11. ADDITIONAL COVENANTS OF THE LICENSEE.
     (a) Within five days of the effective date of the grant of any sublicense under the Sublicense or the License, the Licensee shall provide Iomed with written notice of such grant. Such written notice shall include a complete copy of the sublicense in question, and a statement as to the nature of the relationship between the Licensee and the Sublicensee. Each such sublicense shall require the Sublicensee to maintain the books and records called for by paragraph 4 hereof, shall authorize Iomed to inspect and audit such books and records in the manner set forth in paragraph 4 hereof, and shall obligate the Sublicensee to maintain the confidentiality of the Iomed Technology.
     (b) The Licensee shall not take any action under the Sublicense or the License, or otherwise take or omit to take any action, which could reasonably be expected to result in the breach or violation of the University License.
     (c) Prior to the end of the Fee Period, the Licensee shall not merge or consolidate with any other person or sell all or substantially all of its assets to any person if (i) the resulting, surviving transferee entity fails to assume all obligations of Licensee under this Agreement by operation of law or pursuant to an agreement reasonably satisfactory to Iomed and (ii) the creditworthiness of the resulting, surviving or transferee

                                       11
160812.1
entity (determined by Iomed in a commercially reasonable manner) is materially weaker than that of the Licensee immediately prior to such transaction.
     (d) Until the expiration of the Fee Period, the Licensee shall not declare or pay any dividend on any of its issued or outstanding equity securities unless, prior to such declaration or payment, it shall have either (i) paid to Iomed, since the immediately prior anniversary of the effective date of this Agreement, License Fees equal to at least *************, or (ii) created and set aside a reserve fund sufficient to enable the Licensee to pay to Iomed all amounts required by paragraph 3(c) hereof for the ****** period during which such dividend is declared or paid.
     (e) The Licensee shall use reasonable efforts to manufacture and sell University Products and Iomed Products, and to otherwise commercially develop and exploit the technology covered by the Sublicense and the License.
     12. TERMINATION.
     (a) Licensee may, at its option, terminate this Agreement if any representation or warranty of Iomed contained in this Agreement shall prove to be false or inaccurate and a claim therefore is asserted within the survival period provided by paragraph 9 hereof, or if Iomed shall be in material breach of any of the other provisions of this Agreement, which breach shall continue uncured for a period of 30 days after written notice thereof by the Licensee.
     (b) Iomed may, at its option, terminate this Agreement for any of the following reasons:
     (i) If any of the representations or warranties of the Licensee contained in this Agreement shall prove to be inaccurate or false and a claim therefore is

                                       12
160812.1
asserted within the survival period provided in paragraph 9 hereof, or if the Licensee shall be in material breach of any of the other provisions of this Agreement, including but not limited to its obligations to pay the Royalty and the Licensee Fee in accordance with the provisions of paragraphs 2 and 3 hereof, which breach shall continue uncured for a period of 30 days after written notice thereof by Iomed.
     (ii) If the Licensee shall be adjudicated bankrupt or insolvent by any court of competent jurisdiction or shall be voluntarily or involuntarily placed in reorganization under any bankruptcy law or shall make an assignment for the benefit of creditors or shall consent to the appointment of a receiver, liquidator or trustee for itself in any court whatsoever, seeking to take advantage of any bankruptcy or insolvency act, or shall admit in writing its inability to pay its debts as they mature.
     13. EFFECT OF TERMINATION.
     (a) Upon the termination of this Agreement, by either Party, pursuant to the provisions of paragraph 12 hereof, any obligation which accrued prior to the effective date of such termination shall continue in full force and effect and shall not be terminated, reduced or otherwise altered as the result of or in connection with such termination. Additionally, the rights and obligations of the Parties set forth in paragraphs 5, 10(b) and 14 hereof shall survive the termination of this Agreement.
     (b) Upon the termination of this Agreement, by either Party, pursuant to paragraph 12 hereof, the right of the Licensee and of its Sublicensees to manufacture or sell the University Products, the Iomed Products or any other products which incorporate or are based upon any of the technology covered by the Sublicense or the License shall completely terminate. Following such termination the Licensee shall, upon the written request of

                                       13
160812.1

Iomed, assign (and cause each Sublicensee to similarly assign) to Iomed all improvements to the University Products and to the Iomed Products which are developed by the Licensee and its Sublicensees after the effective date of this Agreement.
     14. CONFIDENTIALITY.
     (a) The Licensee acknowledges that the Iomed Technology (the "Confidential Information") constitutes the valuable, unique and proprietary asset of Iomed; provided, however, that the term "Confidential Information", as used herein, shall not include any information or data which (i) is in or becomes a part of the public domain by any means other than the Licensee's breach of its obligations hereunder or (ii) is rightfully known to the Licensee at the time of disclosure by Iomed, as demonstrated by the contemporaneous written records of the Licensee, or (iii) is, at any time, disclosed to the Licensee by a third party who has received and disclosed such information without the breach of any obligation of confidentiality to Iomed or to any third party. For purposes of this paragraph 14, information shall not be deemed to be part of the public domain or within the Licensee's knowledge merely because it may be embraced in a more general disclosure, or because it may be derived from combinations of information generally available to the public or otherwise within the Licensee's knowledge.
     (b) The Licensee shall maintain all of the Confidential Information in confidence and shall not, except as specifically permitted herein, disclose the same to any third party (including without limitation affiliates of the Licensee who are not Sublicensees) unless required to do so by court order or by law, in which case the Licensee shall notify Iomed, in writing, prior to making such disclosure and shall cooperate with Iomed to preserve and protect the confidentiality of the Confidential Information to the fullest extent

                                       14
160812.1
possible. The Confidential Information may be disclosed by the Licensee to those of its employees who need to know the same in order to enable the Licensee to utilize the Sublicense and the License, and to its permitted Sublicensees; provided that each such person and entity is advised of the obligations of confidentiality contained herein. Any breach of the provisions of this Paragraph 14(b) by such employees or Sublicensees shall be deemed, for all purposes, to constitute a breach hereof by the Licensee.
     15. RELATIONSHIP OF THE PARTIES. This Agreement shall not be deemed or construed to create between Iomed and the Licensee the relationship of principal and agent, joint venturers, co-partners, employer or employee, master or servant, or any other similar relationship. Neither Party shall have the right or authority to bind or to act for or on behalf of the other Party. Additionally, neither Party shall be liable to any third party, in any way, for any engagement, obligation, contract, representation or transaction, or for any negligent act or omission to act of the other Party, except as otherwise specifically provided in this Agreement.
     16. NOTICES. All notices, requests, consents, approvals and other communications given pursuant to this Agreement shall be deemed given only if reduced to writing and delivered personally, by United States mail with postage prepaid and return receipt requested, by overnight delivery service, or by telecopier (FAX) transmission, to the appropriate Party as set forth below:

                   Iomed:     Iomed, Inc.
                              3385 West 1820 South
                              Salt Lake City, Utah 84104
                              Attn:  President
                              FAX:  (801) 972-9072


                                       15
160812.1

            The  Licensee:    Fillauer, Inc.
                              2710 Amnicola Highway
                              Chattanooga, Tennessee 37406-0189
                              Attn:  President
                              FAX:  (423) 624-1402

Either Party may change its address by giving notice of such change in the manner set forth herein. Any notice given to either Party by mail or by overnight courier shall be deemed delivered two business days after such notice is deposited in the United States mail or placed in the possession of a nationally recognized overnight courier service, as appropriate, and any notice given by FAX transmission shall be deemed delivered when sent by confirmed transmission prior to 6 p.m. Eastern time on a business day.
     17. REMEDIES. Should default occur in the performance of any obligation set forth in this Agreement, the non-defaulting Party shall be entitled to obtain an injunction compelling the specific performance of the obligations of this Agreement, in addition to any action for damages or for other relief as may be available to the non-defaulting Party at law or in equity. The defaulting Party shall, in addition to any damages which may result from such default, pay to the non-defaulting Party the costs, including reasonable attorneys' fees, incurred by the non-defaulting Party in causing the cure of such default or in otherwise enforcing its rights under this Agreement.
     18. WAIVER. Any waiver by either Party of a breach of any term or condition of this Agreement shall not constitute a waiver of any subsequent breach of the same or any other term or condition of this Agreement.
     19. ENTIRE AGREEMENT. With the exception of the Purchase Agreement and the agreements contemplated thereby, this Agreement constitutes the entire agreement and understanding between the Parties in regard to the subject matter hereof and supersedes

                                       16
160812.1
any other understanding between the Parties, whether written or oral, as to such subject matter. This Agreement may not be modified or amended orally, but only by an agreement, in writing, executed by both of the Parties.
     20. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Utah, without giving effect to the choice of law rules thereof.
     21. RECORDATION. The Licensee may record the grant of the License and the Sublicense, as provided in this Agreement, with the United States Patent Office, and Iomed shall execute and deliver such documents as may be reasonably necessary to effect such recordation.
     22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed by their duly authorized representatives as of the date first herein written.

                                        IOMED:

                                        IOMED, INC.

                                        By:

                                        Its:

                                        THE LICENSEE:

                                        FILLAUER, INC.

                                        By:

                                        Its:




                                       17
160812.1

                                  EXHIBIT "A"


                               University Patents

                                                                       EXHIBIT A

                                 MOTION CONTROL
                            Division of Iomed, Inc.

                          UNITED STATES LETTERS PATENT
                              (UNIVERSITY PATENTS)

                                      ****

                                  EXHIBIT "B"

                              UNIVERSITY PRODUCTS

                                                                       EXHIBIT B

                                 MOTION CONTROL
                            Division of Iomed, Inc.

                              UNIVERSITY PRODUCTS


                                     ****